Exhibit 99.2

Dear Shareholders:

Thank you for your continued support and concern for T3 Motion, Inc. (the “Company”). As you may be aware, the Company experienced an extremely difficult period during fiscal years 2013 and 2015, including the delisting of our Company’s shares from the NYSE MKT LLC exchange in October 2013 and multiple changes in our senior management and our Board of Directors (the “T3M Board”). However, a new group of investors brought vitality and financial resources to the Company after such group acquired majority ownership of the Company’s outstanding capital stock in November 2014. We believe that the Company’s operations and development finally headed back in the right direction in August 2015, following the appointment of our current T3M Board members and our engagement of Mr. Noel Cherowbrier as the Company’s Chief Executive Officer (“CEO”). Mr. Cherowbrier, who previously served as our Vice President of Global Sales, was responsible for significant International growth of our Company during his initial tenure with the Company from 2006 until the end of 2012. In 2016, Mr. Cherowbrier and the rest of our management team will continue to focus on making significant improvements in cost control and in boosting our revenues.

As our new CEO, Mr. Cherowbrier has constructed a sales network and established an experienced sales and marketing team to increase sales of our products to new and existing customers. The Company has also capitalized on its existing customer base by introducing new technology driven products to our law enforcement, security and the military customers. These new product offerings are expanding our sales opportunities and also enabling the Company to develop more applications and products for the law enforcement, security and the military markets.

In 2015, we formed and organized a subsidiary company in Tianjin, China named T3 Motion China Company Limited (“T3M China”). Our T3M China team has been carefully evaluating the Chinese markets and has found that China’s law enforcement equipment market and its new energy vehicle market are both fertile markets for our Company’s products. T3M China’s team is aggressively marketing our products in these markets in an effort to help us achieve substantial growth in sales of our products starting in 2016.

In September 2016, we engaged TAAD LLP as our new independent registered public accountant to complete the audits and reviews of all of our outstanding financial statements, including those that were not completed under our previous management for fiscal years 2012 through 2015.

We intend to work diligently with TAAD LLP and our legal and accounting advisors over the next 4 months to take all remaining actions necessary to become current in our SEC reporting obligations including completing the preparation, audits and reviews of our financial statements for the required periods so that we can file all of our outstanding SEC periodic reports as soon as each periodic report is completed during this period.

Finally, we also plan to proactively take all necessary steps to meet the eligibility requirements for re-listing our common stock for trading on the NYSE MKT LLC exchange or another national exchange. Although there can be no assurance that we will be successful in our re-listing efforts, we will work diligently toward our goal of re-listing on a national exchange by 2017.

Sincerely,

/s/ Noel Cherowbrier	/s/ Mi “Michael” Zhang
Noel Cherowbrier,	Mi “Michael” Zhang,
Chief Executive Officer	Chairman

Forward Looking Statements

This letter contains forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in this Letter, the words “aim”, “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan”, “seek”, “will” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the Company’s most recent Form S-1 Registration Statement as filed with the SEC entitled “Risk Factors” and in periodic reports the Company files from time to time with the SEC) relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on forward looking statements and information, which speak only as of the date they are made. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

970 Challenger Street, Brea CA 92821
(714) 255-0200 [phone] www.t3motion.com